Blox, Inc.

BLOX ANNOUNCES CHANGE OF DIRECTORS

Vancouver, British Columbia (November 20, 2017) – Blox, Inc. (“Blox” or the “Company”) (OTCQB: BLXX) announces that Robert Spiers has resigned as a director and Chief Executive Officer.  The Board would like to thank Mr. Spiers for his contributions to the Company and wish him well in his future endeavours.

For further information on Blox, Inc., please contact:

rrenne@bloxinc.com

On behalf of the Board of Directors,

Mr. Ronald Renne, Chairman

Tel: 604.696.4236